UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 12, 2010

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 12, 2010, PetroQuest Energy, Inc., a Delaware corporation (the “Company”), PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”), and TDC Energy LLC, a Louisiana limited liability company (“TDC” and, collectively with PQLLC and TDC, the “Guarantors”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with an underwritten public offering at par of $150 million aggregate principal amount of the Company’s 10% Senior Notes due 2017 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by the Guarantors and by certain future restricted subsidiaries of the Company. The Notes were offered and sold under a prospectus filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-158446). The Notes will be issued pursuant to a supplemental indenture to be entered into among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Closing of the issuance and sale of the Notes is scheduled for August 19, 2010.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than the Notes) for a period of 90 days after the date of the Underwriting Agreement without the prior consent of J.P. Morgan Securities Inc.
The Company intends to use the net proceeds from the offering of the Notes of approximately $146.2 million (after deducting underwriting discounts and commissions and estimated offering expenses) to fund its pending tender offer and consent solicitation for its existing 10 3/8% Senior Notes due 2012.
The foregoing description of the Underwriting Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K, and is incorporated herein by reference.
Item 8.01 Other Events
On August 12, 2010, the Company issued a news release announcing the pricing of the Notes. The news release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

1.1
Underwriting Agreement dated August 12, 2010, by and among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy LLC, Pittrans, Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Porter & Hedges, L.L.P.
5.2	Opinion of Onebane Law Firm
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 hereto)
23.2	Consent of Onebane Law Firm (included in Exhibit 5.1 hereto)
99.1	News Release dated August 12, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: August 16, 2010	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

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